                                   Exhibit (b)

              AMENDMENT TO THE BY-LAWS ADOPTED BY THE DIRECTORS OF NORTHWESTERN MUTUAL LIFE SERIES FUND, INC. ON AUGUST 7, 2003

RESOLVED, that Article VIII of the By-Laws of the Corporation is hereby amended to read as follows, effective August 7, 2003:

ARTICLE VIII: INVESTMENT OBJECTIVES AND RESTRICTIONS.

     8.01.  Objectives of the Index 500 Stock Portfolio.
            --------------------------------------------

     The investment objective of the Index 500 Stock Portfolio is to achieve investment results that approximate the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"). The Portfolio will attempt to meet this objective by investing in stocks included in the S&P 500 Index in proportion to their weightings in the index. The Portfolio will, to the extent feasible, remain fully invested and will normally hold at least 450 of the 500 issues that comprise the S&P 500 Index.

     To help stay fully invested, and to reduce transaction costs, the Portfolio may invest in stock futures and options contracts, warrants, convertible securities, and swap agreements. A portion of the Portfolio's assets may be invested in cash or high quality short term debt securities.

     8.02.  Objectives of the Select Bond Portfolio.
            ----------------------------------------

     The primary investment objective of the Select Bond Portfolio is to provide as high a level of total return as is consistent with prudent investment risk. Total return consists of current income, including interest and discount accruals, and capital appreciation. A secondary objective is to seek preservation of shareholders' capital.

     Under normal circumstances, the Portfolio invests at least 80% of its net assets in a diversified portfolio of investment grade debt securities with maturities exceeding one year. Investment grade securities are securities rated investment grade by a Nationally Recognized Statistical Rating Organization ("NRSRO") (i.e., BBB- or higher by Standard & Poor's or Baa3 or higher by Moody's), or, if unrated, determined by the Portfolio's adviser to be of comparable quality. The Portfolio will limit its investment in non-investment grade, high yield bonds to 20% or less of its net assets.

The Portfolio may invest in all types of debt investments, including:

..  corporate debt securities, including convertible securities;
.. government securities, including debt securities issued by state and local governments and their agencies, subdivisions, authorities and other government sponsored enterprises;

..  obligations of international agencies or supernational entities.
.. pass-through securities (including mortgage- and asset-backed securities); .. loan participations and assignments;
..  dollar roll transactions;
..  indexed/structured securities (including hybrid securities, event linked bonds, trust certificates and loan participations);
..  money market instruments, such as commercial paper, time deposits, bankers'
   acceptances, repurchase agreements and reverse repurchase agreements;
.. derivative instruments, such as options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the securities markets pending investment of cash balances or to met liquidity needs) or for non-hedging purposes such as seeking to enhance return;
.. zero coupon, pay-in-kind, step, strip, or tender option bonds; and .. Rule 144A securities.

     To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) common and preferred stocks, (ii) warrants, (iii) exchange traded funds, short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales, (iv) securities purchased on a when issued, delayed delivery, or forward commitment basis, and (v) unit offerings.

     The Portfolio may also invest up to 30% of its assets in foreign securities consistent with its investment objective, including foreign securities denominated in a foreign currency and not publicly traded in the U.S. and U.S. currency denominated foreign securities.

     The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.03.  Objectives of the Money Market Portfolio.
            -----------------------------------------

     The investment objective of the Money Market Portfolio is to realize maximum current income to the extent consistent with liquidity and stability of capital.

The Portfolio will invest only in high-quality, short term money market instruments that present minimal credit risks, as determined by the Portfolio's investment adviser.

     The Portfolio seeks to achieve its investment objective by investing at least 95% of its total assets in a diversified portfolio of money market securities that are in the highest rating category for short-term obligations. The Portfolio also may invest up to 5% of its total assets in money market securities that are in the second-highest rating category for short-term obligations. The Portfolio may invest only in U.S. dollar denominated securities that mature in 397 days or fewer from the date of purchase. The dollar-weighted average portfolio maturity of the Portfolio may not exceed 90 days. The Portfolio will attempt to maintain a stable net asset value of $1.00 per share.

     The Portfolio will primarily invest in the following types of securities: obligations of the U.S. Government (including its agencies and instrumentalities); short-term corporate debt securities of domestic and foreign corporations; obligations of domestic and foreign commercial banks, savings banks, and savings and loan associations; commercial paper; and repurchase agreements. The Portfolio may invest more than 25% of its total assets in securities or obligations issued by U.S. banks. The Portfolio's investments will comply with applicable rules governing the quality, maturity and diversification of securities held by money market funds.

     8.04.  Objectives of the Balanced Portfolio.
            -------------------------------------

     The investment objective of the Balanced Portfolio is to realize as high a level of total return as is consistent with prudent investment risk. Total return consists of current income, including dividends, interest and discount accruals, and capital appreciation.

     The assets of the Balanced Portfolio will be primarily invested in the following three market sectors:

1. Common stock and other equity securities including the securities in which the Index 500 Stock Portfolio invests.

2. Bonds and other debt securities with maturities generally exceeding one year including the securities in which the Select Bond Portfolio invests.

3. Money market instruments and other debt securities with maturities generally not exceeding one year including the securities in which the Money Market Portfolio invests.

     The Portfolio will normally have some portion of its assets invested in each of the three asset categories. However, up to 100% of the Balanced Portfolio's assets may be invested in money market instruments. Not more than 75% of the Balanced Portfolio's assets may be invested in either the stock sector or the bond sector. No minimum percentage has been established for any of the sectors. The Balanced Portfolio's investment objective is supplemented by investment objectives and policies for the stock, bond and money market sectors. These are presently substantially identical to those which have been established for the Index 500 Stock, Select Bond and Money Market Portfolios.

     8.05.  Objectives of the Aggressive Growth Stock Portfolio
            ---------------------------------------------------

     The investment objective of the Aggressive Growth Stock Portfolio is to achieve long-term growth of capital. The Portfolio will seek to achieve this objective primarily by investing in the equity securities of companies selected for their growth potential. These companies, for the most part, are mid-sized and smaller companies.

     The Portfolio's investments in equity securities may include domestic and foreign common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return,
(v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.06.  Objectives of the Franklin Templeton International Equity Portfolio
            -------------------------------------------------------------------

     The Franklin Templeton International Equity Portfolio seeks long-term growth of capital through a flexible policy of investing in the equity securities of companies outside the U.S. In pursuit of its investment objective, the Portfolio will invest at least 65% of its assets in securities of issuers in at least three countries outside the U.S. The Franklin Templeton International Equity Portfolio has an unlimited right to purchase securities in any foreign country, developed or underdeveloped.

     The Portfolio's investments in equity securities may include small, medium, and large capitalization issues. Such equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return,
(v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term fixed-income securities.

     8.07   Objectives of the High Yield Bond Portfolio
            -------------------------------------------

     The investment objective of the High Yield Bond Portfolio is to achieve high current income and capital appreciation. The High Yield Bond Portfolio seeks to achieve its objective by investing primarily in a diversified selection of non-investment grade debt securities. Non-investment grade securities are securities rated below investment grade by a Nationally Recognized Statistical Rating Organization ("NRSRO") (i.e., BB+ or lower by Standard & Poor's or Ba1 or lower by Moody's), or, if unrated, determined by the Portfolio's adviser to be of comparable quality.

The Portfolio may invest in all types of debt investments, including:

..  corporate debt securities, including convertible securities;
.. government securities, including debt securities issued by state and local governments and their agencies, subdivisions, authorities and other government sponsored enterprises;
..  obligations of international agencies or supernational entities.

.. pass-through securities (including mortgage- and asset-backed securities); .. loan participations and assignments;
..  dollar roll transactions;
..  indexed/structured securities (including hybrid securities, event linked bonds and trust certificates);
..  money market instruments, such as commercial paper, time deposits, bankers'
   acceptances, repurchase agreements and revere repurchase agreements;
.. derivative instruments, such as options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the securities markets pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return;
.. zero coupon, pay-in-kind, step, strip, or tender option bonds; and .. Rule 144A securities

     To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) common and preferred stocks, (ii) warrants, (iii) exchange traded funds, short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales, (iv) securities purchased on a when issued, delayed delivery, or forward commitment basis, and (v) unit offerings.

     The Portfolio may also invest up to 30% of its assets in foreign securities consistent with its investment objective, including foreign securities denominated in a foreign currency and not publicly traded in the U.S. and U.S. currency denominated foreign securities.

     The Portfolio may invest available temporary cash in short-term obligations, including those in which the Money Market Portfolio may invest. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     The Portfolio may invest in preferred stocks and convertible securities, including warrants or other equity securities issued as part of a fixed income offering. The Portfolio may also invest up to 5% of its assets in other equity securities.

     8.08   Objectives of the Growth Stock Portfolio
            ----------------------------------------

     The investment objective of the Growth Stock Portfolio is long-term growth of capital. A secondary objective is to seek current income. The Portfolio will seek to achieve this objective by investing primarily in the equity securities of companies selected for their growth potential.

     The Growth Stock Portfolio invests primarily in the equity securities of well-established companies, with emphasis placed on quality companies with strong financial characteristics. The market capitalization of companies the Portfolio may invest in is not limited by size, but the Portfolio will generally invest in large- and medium-sized companies. The Portfolio's investments in equity securities may include domestic and foreign common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield/high-risk bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.09   Objectives of the Large Cap Core Stock Portfolio
            ------------------------------------------------

     The investment objectives of the Large Cap Core Stock Portfolio are long-term growth of capital and income. The Portfolio pursues these objectives by investing primarily in the equity securities of large capitalization companies. The Portfolio will favor dividend paying stocks, but may also invest in stocks that do not pay dividends.

     The Portfolio may invest a portion of its assets in small and medium capitalization companies. Normally, the Portfolio will invest at least 80% of its net assets in large capitalization equity investments. For this purpose, large capitalization equity investments are those whose market capitalizations are above the largest stock in the bottom quartile of the S&P 500 Index. However, the Portfolio will not sell a stock just because the company has fallen to a market capitalization below that of the largest stock in the bottom quartile of the S&P 500 Index.

     The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities (including American Depository Receipts) of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield/high-risk bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return,
(v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.10   Objectives of the Index 400 Stock Portfolio
            -------------------------------------------

     The investment objective of the Index 400 Stock Portfolio is to achieve investment results that approximate the performance of the S&P MidCap 400 Stock Price Index ("S&P MidCap 400 Index"). The Portfolio will attempt to meet this objective by investing in stocks included in the S&P MidCap 400 Index in proportion to their weightings in the index.

     The Portfolio will, to the extent feasible, remain fully invested and will normally hold at least 375 of the 400 issues that comprise the S&P MidCap 400 Index. To track the Index as closely as possible, the Portfolio attempts to remain fully invested in stocks. To help stay fully invested, and to reduce transaction costs, the Portfolio may invest in stock futures and options contracts, warrants, convertible securities, and swap agreements. A portion of the Portfolio's assets may be invested in cash or high quality short term debt securities and repurchase agreements.

     8.11   Objectives of the Small Cap Growth Stock Portfolio
            --------------------------------------------------

     The investment objective of the Small Cap Growth Stock Portfolio is long-term growth of capital. The Portfolio will seek to achieve this objective primarily by investing in the equity securities of companies selected for their growth potential. These companies, for the most part, are small capitalization companies. Normally, the Portfolio will invest at least 80% of its net assets in companies with market capitalizations that do not exceed the maximum market capitalization of any security in the Standard & Poor's SmallCap 600 Index at the time of purchase. However, the Portfolio will not sell a stock just because the company has grown to a market capitalization of more than the largest company in the Standard & Poor's SmallCap 600 Index.

     The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield/high-risk bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.12   Objectives of the T. Rowe Price Small Cap Value Portfolio
            ---------------------------------------------------------

     The investment objective of the T. Rowe Price Small Cap Value Portfolio is long-term growth of capital. Reflecting a value approach to investing, the Portfolio will seek the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow, or business franchises. Normally, the Portfolio will invest at least 80% of its net assets in companies with market capitalizations that do not exceed the maximum market capitalization of any security in the Standard & Poor's SmallCap 600 Index at the time of purchase. However, the Portfolio will not sell a stock just because the company has grown to a market capitalization of more than the largest company in the Standard & Poor's SmallCap 600 Index.

     The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A certain portion of Portfolio assets may be held in money market reserves. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities, including money market reserves.

     8.13   Objectives of the International Growth Portfolio
            ------------------------------------------------

     The investment objective of the International Growth Portfolio is long-term growth of capital. Normally, the International Growth Portfolio invests at least 80% of its net assets in securities of issuers from countries outside the U.S. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the U.S., it may at times invest in U.S. issuers.

     The investments comprising the International Growth Portfolio will be chosen individually, reflecting the managers' assessment of their attractiveness. Equities purchased will possess, in the managers' judgment, a combination of solid fundamentals, attractive valuation, and positive technical evaluation. Companies judged to have a positive fundamental situation are likely to exhibit either a history of superior sales and profit growth or expectations of such growth, strong product/service positioning, experienced management, and solid or improving financial position. Prices are evaluated in reference to the company's own expected growth, comparable companies within the same or similar industries, and/or companies with similar expected growth characteristics. Technical indicators would include such things as past price performance and anticipated supply and demand balance.

     The International Growth Portfolio has an unlimited right to purchase securities in any foreign country, developed or underdeveloped. The Portfolio's investments in equity securities may include small, medium, and large capitalization issues. Such equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include
(i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.14   Objectives of the Capital Guardian Domestic Equity Portfolio
            ------------------------------------------------------------

     The investment objective of the Capital Guardian Domestic Equity Portfolio is long-term growth of capital and income. Normally the Portfolio will invest at least 80% of its net assets in equity securities of U.S. issuers and securities whose principal markets are in the U.S., including American Depository Receipts
(ADRs) and other U.S. registered securities. The companies in which the Portfolio invests will generally have a market value of $1 billion dollars or more at the time of purchase.

     In selecting securities for purchase or sale by the Portfolio, the Portfolio's investment adviser generally attempts to keep the Portfolio's assets invested in securities that exhibit one or more value characteristics relative to the market norms reflected in the S&P 500 Index. These value characteristics include below market price to earnings ratios, below market price to book ratios, and dividend yields that are equal to or above the market norms.

     The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality debt securities.

     8.15   Objectives of the Asset Allocation Portfolio
            --------------------------------------------

     The investment objective of the Asset Allocation Portfolio is to realize as high a level of total return as is consistent with reasonable investment risk. The Portfolio seeks to achieve its objective primarily through a flexible policy of allocating assets among equity securities, debt securities, and cash or cash equivalents.

     Under normal market conditions, the Portfolio's net assets will be allocated according to a benchmark of 45-75% equities, 20-50% debt and 0-20% cash or cash equivalents. The Portfolio's adviser will actively manage the Portfolio's assets, maintaining a balance over time between investment opportunities and their associated potential risks. In response to changing market and economic conditions, the adviser may reallocate the Portfolio's assets among these asset categories. Those allocations normally will be within the ranges indicated above. However, in pursuit of total return, the adviser may under-allocate or over-allocate the Portfolio's assets in a particular category.

     Not more than 75% of the Portfolio's net assets may be invested in debt securities with maturities greater than one year. Up to 100% of the Portfolio's net assets may be invested in cash or high quality short term debt securities. No minimum percentage has been established for any investment category.

     The equity portion of the Portfolio may be invested in any of the types of securities eligible for the other Portfolios that invest in equities, including foreign securities. To take advantage of investment opportunities around the world, the Portfolio will normally invest 0-30% of its net assets in foreign securities (including both direct investments and depositary receipts) but will not invest more than 50% of its net assets in foreign securities.

     The debt portion of the Portfolio may be invested in any of the types of securities eligible for the Select Bond Portfolio or the High Yield Bond Portfolio. Debt securities purchased by the Portfolio will be primarily investment-grade debt obligations, although the Portfolio may invest up to 20% of its total assets in noninvestment-grade debt obligations.

     The cash equivalent portion of the Portfolio may include, but is not limited to, debt securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, commercial paper, banker's acceptances, certificates of deposit and time deposits. The Portfolio may invest in obligations of domestic and foreign banks and their subsidiaries and branches.

     The Portfolio's investments will be allocated among countries (including developing countries), geographic regions, and currencies in response to changing market and economic trends.

     8.16   Objectives of the AllianceBernstein Mid Cap Value Portfolio
            -----------------------------------------------------------

     The primary investment objective of the AllianceBernstein Mid Cap Value Portfolio is long-term capital growth. Current income is a secondary objective. The Portfolio pursues these objectives by investing primarily in the equity securities of mid-sized companies that are believed to be undervalued. In selecting investments, management generally looks for some of the following:

..  A strong financial position.
.. A price/earnings ratio below major market indexes, such as the S&P 500. .. An above average prospective earnings (relative to price) growth rate. .. An above average prospective dividend growth rate.

The Portfolio will generally hold a security it has purchased until the security no longer meets the financial or valuation criteria.

     Normally, the Portfolio will invest at least 80% of its net assets in equity securities. The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.17   Objectives of the Janus Capital Appreciation Portfolio
            ------------------------------------------------------

     The Janus Capital Appreciation Portfolio seeks long-term growth of capital. It pursues its objective by investing primarily in the equity securities of companies selected for their growth potential. The Portfolio may invest in companies of any size, from larger, well established companies to smaller, emerging growth companies.

     The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     The Portfolio may also invest in special situations. A special situation arises when, in the opinion of the manager, the securities of a particular issuer will be recognized and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flow. Developments creating a special situation might include, among others, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or differences in market supply of and demand for the security.

     A portion of Portfolio assets may be held in money market instruments. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities.

     8.18   Objectives of the T. Rowe Price Equity Income Portfolio
            -------------------------------------------------------

     The investment objective of the T. Rowe Price Equity Income Portfolio is long-term growth of capital and income. The Portfolio seeks to achieve this objective through investment in the equity securities of established companies.

     The Portfolio will normally invest at least 80% of its net assets in equity securities, with 65% in the stocks of well-established companies paying above-average dividends.

     The Portfolio will typically employ a value approach in selecting investments. The manager seeks to identify companies that appear to be undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth. In selecting investments, management generally looks for companies with the following:

..  An established operating history.
..  Above-average dividend yield relative to the S&P 500.
..  Low price/earnings ratio relative to the S&P 500.
..  A sound balance sheet and other positive financial characteristics.

.. Low stock price relative to a company's underlying value as measured by assets, cash flow or business franchises.

In pursuing its investment objective, the Portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Portfolio's management believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply or demand for the securities.

     The Portfolio's investments in equity securities may include common stocks, preferred stocks, warrants, and securities convertible into common or preferred stocks. Although the Portfolio's equity investments consist primarily of equity securities of U.S. issuers, the Portfolio may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies. To a lesser degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies. These may include (i) debt securities, (ii) indexed/structured securities, (iii) high-yield bonds (less than 20% of the Portfolio's assets), (iv) options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return, (v) short sales (no more than 5% of the Portfolio's assets may be invested in "naked" short sales), (vi) securities purchased on a when-issued, delayed delivery or forward commitment basis.

     A portion of Portfolio assets may be held in money market reserves. The Portfolio may, for temporary defensive purposes, invest up to 100% of its total assets in cash or high quality short term debt securities, including money market reserves.